UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2004

Commission file number: 000-49724

ACIES CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	91-2079553
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14 Wall Street, Suite 1620, New York, New York 10005

(Address of principal executive offices)     (Zip code)

Telephone number: (800) 361-5540

N/A

(Former address, if changed since last report)

ITEM: 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

On November 16, 2004, the Majority Stockholders of Acies Corporation (the “Company”) voted an aggregate of 30,373,126 shares (or 84.7%) of the 36,765,207 then outstanding shares of the Company’s common stock, pursuant to a written consent to action without a meeting, to remove Michael Beygelman and Harry Fienberg as Directors of the Company, effective as of November 16, 2004.

ITEM: 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 18, 2004, the Company amended its Articles of Incorporation to change its name from Atlantic Synergy, Inc. to Acies Corporation.  Of the 41,650,207 shares of the Company’s common stock outstanding as of the record date on October 1, 2004, 26,797,530 shares (64.3%) voted pursuant to a written consent to action without a meeting of majority shareholders, to approve the amendment.

 ITEM: 8.01 Other Events

On October 5, 2004, Terence Channon, the Company’s former Chief Executive Officer returned 4,285,000 shares to the Company for cancellation pursuant to an agreement to acquire the Company’s former assets and liabilities.  On October 18, 2004, the Company also cancelled 600,000 shares that were issued in error.

Effective November 18, 2004, the Company changed its name to Acies Corporation and its ticker symbol on the OTC bulletin board system from ASGY to ACIE.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acies Corporation

November 18, 2004

/s/ Oleg Firer

Oleg Firer

Chief Executive Officer